Exhibit (j)(3) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees of Federated Hermes Adviser Series:

We consent to the use of our report dated December 22, 2020, with respect to the financial statements of Federated Hermes MDT Large Cap Value Fund, a series of the Federated Hermes Adviser Series, as of October 31, 2020, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

December 22, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees of Federated Hermes Adviser Series:

We consent to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the statements of additional information for the Federated Hermes Absolute Return Credit Fund and Federated Hermes Unconstrained Credit Fund, each a series of the Federated Hermes Adviser Series.

/s/ KPMG LLP

Boston, Massachusetts

December 22, 2020